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                                    EXHIBIT 1

                                    AGREEMENT

         The undersigned reporting persons hereby agree that the statements filed pursuant to this Schedule 13D/A dated September 2, 1998, to which this Agreement is filed as an exhibit, are filed on behalf of each of them.

Date: September 2, 1998             ENERGY CAPITAL INVESTMENT COMPANY PLC



                                    By: /s/ Gary R. Petersen
                                        ----------------------------------
                                        Gary R. Petersen
                                        Director



Date: September 2, 1998             ENCAP EQUITY 1994 LIMITED PARTNERSHIP



                                    /s/ Gary R. Petersen
                                    ---------------------------------------
                                    Gary R. Petersen
                                    Managing Director


Date: September 2, 1998             ENCAP INVESTMENTS L.C.


                                    /s/ Gary R. Petersen
                                    ---------------------------------------
                                    Gary R. Petersen
                                    Managing Director